Exhibit 99.1

Cognizant Acquires Fathom, an IT Consultancy Focused on the
Telecommunications and Financial Services Industries

Cognizant Expands Industry Expertise

Teaneck, NJ – April 18, 2005 – Cognizant Technology Solutions (Nasdaq: CTSH), a leading provider of IT services, today announced it has acquired substantially all the assets of Fathom Solutions, L.L.C, an award-winning, Chicago-based consulting company, for $19 million in cash and stock in initial consideration, plus contingent consideration of up to $16 million payable in cash two years from closing.

Fathom Solutions is a privately-held consulting company founded in 1999 by former Accenture executives. Fathom has achieved significant growth through an entrepreneurial culture, and has differentiating strengths in IT strategy, process design, program management, and systems integration. Fathom brings a track record of high customer retention, with repeat business accounting for over 90% of revenues in the past two years. Fathom’s clients include major industry players in telecommunications and financial services, and the Company also enjoys low attrition amongst a staff of 120 employees. In acquiring Fathom, Cognizant gains complementary offerings and expertise that strengthen Cognizant’s consulting practice in the telecommunications and financial services industries.

“The acquisition represents part of our successful ongoing strategy to combine industry-focused IT consulting with our top-tier onsite/offshore model,” said Lakshmi Narayanan, President and CEO of Cognizant. “Fathom’s strong industry consulting expertise will help Cognizant build deep partnerships with leading telecommunications services customers. In addition, Fathom’s IT strategy capabilities will provide Cognizant with the opportunity to engage earlier in a customer’s decision cycle.”

“The combined Fathom-Cognizant team brings clients a high-powered strategic partner with a compelling value proposition to provide business-aligned IT solutions. Our proven strategy expertise and consulting strengths coupled with Cognizant’s leading offshore delivery capability provides clients with a unique and cost-competitive partner for delivering large, end-to-end programs,” said Jeff Lee, CEO of Fathom. “Cognizant’s ‘can do’ culture, non-hierarchical environment, and focus on business applications will make this combined team an excellent fit for Fathom employees and clients alike.”

Fathom Solutions was represented in this transaction by Innovation Advisors, a technology-focused investment bank.

About Cognizant Technology Solutions

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management, and change management through its onsite/offshore outsourcing model.

Cognizant’s more than 17,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named Forbes’Best Small Company in America for the second consecutive year, and ranked as the top information technology company in BusinessWeek’s Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.